Exhibit 10.9

AMENDMENT to the

EMPLOYMENT AGREEMENT

between

Nivalis Therapeutics, Inc.

and

Jon Congleton (“Employee”)

WHEREAS, Nivalis Therapeutics, Inc. (the “Company”) and the Employee entered into an employment agreement (the “Agreement”) effective as of January 1, 2015, as amended;

WHEREAS, the Company and the Employee desire to amend the Agreement to change the provisions relating to the severance payable to Employee and relating to the accelerated vesting of stock options in connection with Termination/Severance;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.	Section 5(e)(i) is amended and restated in its entirety to read as follows:

(i) the Company shall pay to Employee as severance an amount equal to eighteen (18) month’s Base Salary, in equal installments, subject to all applicable deductions and withholdings;

2.	Section 5(e)(iii) is amended and restated in its entirety to read as follows:

(iii)  the Company shall cause any issued but unvested options to immediately vest in full.

3.	Except as amended herein, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and Employee has hereunto set his hand as of January 12, 2017.

NIVALIS THERAPEUTICS, INC.

By:	/s/ R. Michael Carruthers
Name:	R. Michael Carruthers
Title:	Chief Financial Officer
Date:	1/12/17

EMPLOYEE

By:	/s/ Jon Congleton
Jon Congleton